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                                                                    EXHIBIT 3.41

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         EVEREST HEALTHCARE TEXAS, L.P.

     The undersigned, on the _____ day of October, 1999 desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

     I. The name of the limited partnership is EVEREST HEALTHCARE TEXAS, L.P., (the "Partnership").

     II. The address of the Partnership's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the limited partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of the general partner is as follows:

               North Buckner Dialysis Center, Inc.
               c/o Everest Healthcare Services Corporation
               101 North Scoville
               Oak Park, Illinois 60302

     IV. The limited partnership shall commence upon the filing of this certificate and shall dissolve on December 31, 2048.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of EVEREST HEALTHCARE TEXAS, L.P. on the date and year first above written.


                 EVEREST HEALTHCARE TEXAS, L.P.

                 By:   North Buckner Dialysis Center, Inc., its General Partner


                 By:   /s/ Lawrence D. Damron
                       ----------------------------------------------------
                       Lawrence D. Damron, its Chief Financial Officer